
<ARTICLE>                             5
<LEGEND>
The schedule contains summary financial  information  extracted from the balance sheet and  statement  of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                 0000805297
<NAME>                                KRUPP INSURED PLUS-II LIMITED PARTNERSHIP

<PERIOD-TYPE>                         6-MOS
<FISCAL-YEAR-END>                     Dec-31-2000
<PERIOD-END>                          Jun-30-2000
<CASH>                                  4,071,122
<SECURITIES>                           39,305,711<F1>
<RECEIVABLES>                             197,738
<ALLOWANCES>                                    0
<INVENTORY>                                     0
<CURRENT-ASSETS>                          109,842<F2>
<PP&E>                                          0
<DEPRECIATION>                                  0
<TOTAL-ASSETS>                         43,684,413
<CURRENT-LIABILITIES>                       9,774
<BONDS>                                         0
<PREFERRED-MANDATORY>                           0
<PREFERRED>                                     0
<COMMON>                               43,615,890<F3>
<OTHER-SE>                                 58,749<F4>
<TOTAL-LIABILITY-AND-EQUITY>           43,684,413
<SALES>                                         0
<TOTAL-REVENUES>                        1,773,300<F5>
<CGS>                                           0
<TOTAL-COSTS>                                   0
<OTHER-EXPENSES>                          401,249<F6>
<LOSS-PROVISION>                                0
<INTEREST-EXPENSE>                              0
<INCOME-PRETAX>                         1,372,051
<INCOME-TAX>                                    0
<INCOME-CONTINUING>                     1,372,051
<DISCONTINUED>                                  0
<EXTRAORDINARY>                                 0
<CHANGES>                                       0
<NET-INCOME>                            1,372,051
<EPS-BASIC>                                     0<F7>
<EPS-DILUTED>                                   0<F7>

<F1>Includes  Participating  Insured  Mortgages  ("PIMs")  of  $17,668,543  and
    Mortgage-Backed  Securities  ("MBS") of $21,637,168.
<F2>Includes prepaid acquisition fees and expenses of $799,477 net of accumulated amortization of $689,635.
<F3>Represents  total equity of General  Partners and Limited  Partners.
    General Partners deficit of ($342,178) and Limited Partners equity of $43,958,068.
<F4>Unrealized gains on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $78,338 of amortization of prepaid fees and expenses.
<F7>Net income  allocated  $41,162 to the General  Partners and $1,330,889 to
    the Limited Partners. Average net income per Limited Partner interest is $.09 on 14,655,512 Limited Partner interests outstanding.

